Exhibit 10.10

SECOND AMENDMENT TO TERM LOAN AGREEMENT

This Second Amendment to Term Loan Agreement (this “Amendment”) is made as of November 20, 2018, among RETAIL PROPERTIES OF AMERICA, INC., a corporation organized under the laws of the State of Maryland (the “Borrower”), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”) and each of the Lenders (as defined in the Loan Agreement referenced in the recitals below) party hereto.
W I T N E S S E T H:
WHEREAS, Borrower, Administrative Agent and the Lenders have entered into a certain Term Loan Agreement dated as of November 22, 2016, as amended on May 17, 2018 pursuant to that certain First Amendment to Term Loan Agreement (as may be further amended, restated, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”) wherein Administrative Agent and the Lenders agreed to provide term loans to Borrower in the aggregate principal amount of up to $200,000,000.00 evidenced by those certain Notes dated November 22, 2016 (collectively, the “Note”) made by Borrower in favor of each Lender; and
WHEREAS, Borrower, Administrative Agent and the Lenders have agreed to amend the Loan Agreement as set forth herein;
NOW, THEREFORE, the parties hereto agree as follows:
1.Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Loan Agreement has the meaning assigned to such term in the Loan Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Amendment” and each other similar reference contained in the Loan Agreement and other Loan Documents shall, after this Amendment becomes effective, refer to the Loan Agreement as amended hereby.
2.    Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)	The following new definitions are added to Section 1.1 in the appropriate alphabetical order:
“Beneficial Ownership Certification” means, if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a certification of beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

(b)
Section 6.1 of the Loan Agreement is hereby amended to delete the phrase “and” at the end of clause (viii) thereof, to renumber the current clause (ix) therein as clause (x), and to insert a new clause (ix) therein as follows:

(ix) Promptly following any change in beneficial ownership of the Borrower that would render any statement in the existing Beneficial Ownership Certification materially untrue or inaccurate, an updated Beneficial Ownership Certification for the Borrower.

(c)	Exhibit A of the Loan Agreement is hereby amended to amend and restate in its entirety the table immediately following the first paragraph of such Exhibit A as follows:

Leverage Ratio	Applicable Margin
<35%	1.20%
≥35%, <40%	1.25%
≥40%, <45%	1.35%
≥45%, <50%	1.45%
≥50%, <55%	1.65%
≥55%	1.85%

(h)	Exhibit A of the Loan Agreement is hereby amended to amend and restate in its entirety the table immediately preceding the last paragraph of such Exhibit A as follows:

Credit Rating (S&P and Moody’s)	Applicable Margin
At least A- or A3	0.85%
At least BBB+ or Baa1	0.90%
At least BBB or Baa2	1.00%
At least BBB- or Baa3	1.25%
Below BBB- and Baa3	1.65%

The Loan Agreement, as amended hereby, is referred to herein as the “Amended Loan Agreement”.
3.    Conditions Precedent. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled:

(a)	The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)	counterparts of this Amendment executed by each of the parties hereto;

(ii)
a Compliance Certificate dated as of the date hereof for the Borrower’s fiscal quarter ending September 30, 2018 signed by the chief executive officer, chief financial officer or treasurer of the Borrower;

(iii)	a certificate signed by an officer of the Borrower, setting forth in reasonable detail the calculation of the Unencumbered Pool Value as of the date hereof;

(iv)	the articles of incorporation of the Borrower certified as of a date not earlier than fifteen (15) days prior to the date hereof by the Maryland;

(v)	a certificate of good standing with respect to the Borrower issued as of a date not earlier than fifteen (15) days prior to the date hereof by the Secretary of State of Maryland;

(vi)
copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Borrower of the by-laws of the Borrower (except that, if any such document delivered to the Administrative Agent pursuant to the Loan Agreement has not been modified or amended since the effective date of the First Amendment to Term Loan Agreement, and remains in full force and effect, a certificate so stating may be delivered in lieu of delivery of another copy of such document);

(vii)	such evidence as Administrative Agent may reasonably require to verify that Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

(viii)
if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a Beneficial Ownership Certification for the Borrowers, delivered at least five Business Days prior to the date hereof; and

(ix)
evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including, without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid.

(b)	In the good faith and reasonable judgment of the Administrative Agent:

(i)
there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower most recently delivered to the Administrative Agent and the Lenders prior to the date hereof that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)
no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened in writing which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower to fulfill its obligations under this Amendment and the Loan Documents to which it is a party;

(iii)
the Borrower shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law or (B) any material agreement, document or instrument to which the Borrower is a party or by which it or its respective properties is bound; and

(iv)
the Borrower shall have provided all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

The Administrative Agent shall notify in writing the Borrower and the Lenders of the effectiveness of this Amendment, and such notice shall be conclusive and binding.
4.    Representations and Warranties, Etc.
Borrower hereby certifies to Administrative Agent and the Lenders that, as of the date hereof, after giving effect to the amendments to the Loan Agreement as set forth in this Amendment:

(a)
All representations and warranties (subject in all cases to all materiality qualifiers and other exceptions in such representations and warranties) made in the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly refer to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

(b)	There exists no Default or Unmatured Default.

(c)
This Amendment has been duly authorized, executed and delivered by Borrower so as to constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equitable principles.

(d)
No consent, approval, order or authorization of, or registration or filing with, any third party (other than any required filing with the Securities and Exchange Commission, which the Borrower agrees to file in a timely manner) is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained.

5.    Ratification.

(a)
The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any Unmatured Default or Default under any Loan Document, or a waiver or release of any of the Lenders’ or the Administrative Agent's rights and remedies (all of which are hereby reserved).

(b)
Without in any way establishing a course of dealing by the Administrative Agent or any Lender, the Borrower hereby ratifies, confirms and reaffirms its obligations under the Amended Loan Agreement and the other Loan Documents to which it is a party and each and every such Loan Document executed by the undersigned in connection with the Loan Agreement remains in full force and effect and is hereby ratified, confirmed and reaffirmed. This Amendment is not intended to and shall not constitute a novation.

6.    General Terms. This Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall constitute a Loan Document under the Amended Loan Agreement for all purposes. This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof. The headings of this Amendment are provided for convenience of reference only and shall not affect its construction or interpretation.
7.    Illegality. Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.
8.    Independent Review. The Borrower represents and warrants that it has consulted with independent legal counsel of its selection in connection herewith and is not relying on any representations or warranties of the Administrative Agent or its counsel in entering into this Amendment.
9.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
[SIGNATURES ON FOLLOWING PAGES]

It is intended that this Amendment take effect as an instrument under seal as of the date first written above.

BORROWER:

RETAIL PROPERTIES OF AMERICA, INC.,

By:	/s/ JULIE M. SWINEHART
Name:	Julie M. Swinehart
Title:	EVP, CFO & Treasurer

Signature Page to Second Amendment to Term Loan Agreement

ADMINISTRATIVE AGENT AND LENDERS:

CAPITAL ONE, NATIONAL ASSOCIATION, as
Administrative Agent and as a Lender

By	/s/ ASHISH TANDON
Print Name Ashish Tandon
Title Director

Signature Page to Second Amendment to Term Loan Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ JOEL DALSON
Print Name: Joel Dalson
Title: Senior Vice President

Signature Page to Second Amendment to Term Loan Agreement

TD BANK, N.A., as a Lender

By:	/s/ RORY DESMOND
Print Name: Rory Desmond
Title: Vice President

Signature Page to Second Amendment to Term Loan Agreement

REGIONS BANK, as a Lender

By:	/s/ MICHAEL EVANS
Print Name: Michael Evans
Title: Senior Vice President

Signature Page to Second Amendment to Term Loan Agreement

BRANCH BANKING & TRUST COMPANY, as a
Lender

By:	/s/ BRAD BOWEN
Print Name: Brad Bowen
Title: Senior Vice President

Signature Page to Second Amendment to Term Loan Agreement